                                  SCHEDULE 14A

                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary proxy statement              [_] Confidential, for use of the
                                                  Commission only (as Permitted
                                                  by Rule 14a-6(e)(2)).

[X] Definitive proxy statement

[_] Definitive additional materials

[_] Soliciting material pursuant to Rule 14a-12

                               SNOWBALL.COM, INC.
          ---------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

          ---------------------------------------------------------------
               (Name of Person(s) Filing Proxy Statement, if other than
                                 the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------
     (2)  Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ----------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------
     (5)  Total fee paid:

          ----------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ----------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:

          ----------------------------------------------------------------------
     (3)  Filing Party:

          ----------------------------------------------------------------------
     (4)  Date Filed:

          ----------------------------------------------------------------------

[LOGO] SNOWBALL

                                April 19, 2002


To Our Stockholders:

   You are cordially invited to attend the 2002 Annual Meeting of Stockholders of Snowball.com, Inc. to be held at the Marriott Oyster Point Courtyard, 1300 Veterans Boulevard, South San Francisco, California, on Thursday, May 9, 2002, at 9:00 a.m., Pacific Time.

   The matters to be acted upon at the meeting are described in detail in the accompanying Notice of Annual Meeting of Stockholders and proxy statement.

   Please use this opportunity to take part in Snowball's affairs by voting on the business to come before this meeting. Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the enclosed proxy in the enclosed postage-paid envelope or vote by phone or Internet prior to the meeting so that your shares will be represented at the meeting.

   Instead of submitting your proxy card by mail, you may vote electronically via the Internet or by telephone. Stockholders of record may vote telephonically (from the United States or Canada only) by calling 800-435-6710 or over the Internet at www.eproxy.com/snow.

   The Internet and telephone arrangements are described in greater detail at the bottom of Snowball's proxy card.

   Please note that there are separate Internet and telephone voting arrangements for stockholders who hold their shares through a bank, broker or another. If you hold your shares through another, you should check the proxy card or other information provided by the bank, broker or other holder to determine the voting options available.

   Returning the proxy does not deprive you of your right to attend the meeting and to vote your shares in person.

   We hope to see you at the meeting.

                                          Sincerely,

                                          /s/ Mark A. Jung
                                          Mark A. Jung
                                          Chief Executive Officer

                              SNOWBALL.COM, INC.
                            3240 BAYSHORE BOULEVARD
                          BRISBANE, CALIFORNIA 94005

                               -----------------

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                               -----------------

To Our Stockholders:

   NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of Snowball.com, Inc. will be held at the Marriott Oyster Point Courtyard, 1300 Veterans Boulevard, South San Francisco, California, on Thursday, May 9, 2002, at 9:00 a.m., Pacific Time.

   At the meeting, you will be asked to consider and vote upon the following matters:

    1. The election of two Class II directors, each to serve until the third annual meeting of stockholders following the meeting and until his successor has been elected and qualified or until his earlier resignation, death or removal. At the meeting, Snowball's Board of Directors intends to present the following nominees for election as directors:

                                Robert H. Reid
                               James R. Tolonen

    2. A proposal to amend Snowball's Certificate of Incorporation to change Snowball's name to "IGN Entertainment, Inc."

    3. A proposal to ratify the selection of Ernst & Young LLP as Snowball's independent auditors for the fiscal year ending December 31, 2002.


    4. A proposal to increase the amount of shares authorized for issuance under Snowball's 2000 Employee Stock Purchase Plan.



    5. A proposal to ratify options granted outside of Snowball's 2000 Equity Incentive Plan.



    6. To transact such other business as may properly come before the meeting or any adjournment or postponement thereof.




   These items of business are more fully described in the proxy statement accompanying this notice. Only stockholders of record at the close of business on April 11, 2002 are entitled to notice of and to vote at the meeting or any adjournment or postponement thereof.

                                         By Order of the Board of Directors


                                               /s/ Mark A. Jung
                                                       Mark A. Jung
                                                  Chief Executive Officer

Brisbane, California

April 19, 2002


     Whether or not you plan to attend the meeting in person, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope or vote by phone or Internet so that your shares will be represented at the meeting.

                              SNOWBALL.COM, INC.
                            3240 BAYSHORE BOULEVARD
                          BRISBANE, CALIFORNIA 94005

                               -----------------

                                PROXY STATEMENT

                               -----------------


                                April 19, 2002



   The accompanying proxy is solicited on behalf of the Board of Directors of Snowball.com, Inc., a Delaware corporation, for use at our 2002 Annual Meeting of Stockholders to be held at the Marriott Oyster Point Courtyard, 1300 Veterans Boulevard, South San Francisco, California on Thursday, May 9, 2002 at 9:00 a.m., Pacific Time. This proxy statement and the accompanying form of proxy were first mailed to our stockholders on or about April 19, 2002. An annual report for the year ended December 31, 2001 is enclosed with this proxy statement.


Record Date; Quorum


   Only holders of record of our common stock at the close of business on April 11, 2002, the record date, will be entitled to vote at the meeting. The presence at the meeting (in person or by proxy) of a majority of the shares outstanding on the record date will constitute a quorum for the transaction of business at the meeting. At the close of business on the record date, we had 1,818,273 shares of common stock outstanding and entitled to vote.


Voting Rights; Required Vote

   Holders of our common stock are entitled to one vote for each share held as of the record date. Shares of common stock may not be voted cumulatively. In the event that a broker, bank, custodian, nominee or other record holder of our common stock indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter (a "broker non-vote"), then those shares will not be considered present and entitled to vote with respect to that matter, although they will be counted in determining whether or not a quorum is present at the meeting.


   Directors will be elected by a plurality of the votes cast by the shares of common stock present in person or represented by proxy at the meeting and entitled to vote on the election of directors. In order to be approved, Proposals No. 2, 3, 4 and 5 require the affirmative vote of a majority of the shares of common stock present in person or represented by proxy at the meeting. All votes will be tabulated by the inspector of elections appointed for the meeting, who will separately tabulate affirmative and negative votes, abstentions and broker non-votes on each proposal.


Voting of Proxies

   The proxy accompanying this proxy statement is solicited on behalf of the Board of Directors of Snowball for use at the meeting. Please complete, date and sign the accompanying proxy card and promptly return it in the enclosed envelope or otherwise mail it to Snowball or vote your proxy by phone or Internet. All signed and returned proxies and proxies granted by phone or Internet that are not revoked will be voted in accordance with the instructions contained therein; however, returned signed proxies that give no instructions as to how they should be voted on a particular proposal at the meeting will be counted as votes "for" such proposal (or, in the case of the election of directors, as a vote "for" election to the Board of all the nominees presented by the Board).

   In the event that sufficient votes in favor of the proposals are not received by the date of the meeting, the persons named as proxies may propose one or more adjournments of the meeting to permit further solicitations of proxies. Any such adjournment would require the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting.

   We will pay our expenses of soliciting proxies to be voted at the meeting. Following the original mailing of the proxies and other soliciting materials, we and our agents may also solicit proxies by mail, telephone, telegraph, email or in person. Following the original mailing of the proxies and other soliciting materials, we will request that brokers, custodians, nominees and other record holders of our common stock forward copies of the proxy and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, we, upon the request of the record holders, will reimburse such holders for their reasonable expenses.

Revocability of Proxies

   Any person signing a proxy in the form accompanying this proxy statement has the power to revoke it prior to the meeting or at the meeting prior to the vote pursuant to the proxy. A proxy may be revoked by a writing delivered to us stating that the proxy is revoked, by a subsequent proxy that is signed by the person who signed the earlier proxy and is presented at the meeting prior to the vote, or by attendance at the meeting and voting in person. Please note, however, that if a stockholder's shares are held of record by a broker, bank or other nominee and that stockholder wishes to vote at the meeting, the stockholder must bring to the meeting a letter from the broker, bank or other nominee confirming such stockholder's beneficial ownership of the shares and that such broker, bank or other nominee is not voting such shares at the meeting. Any written notice of revocation or subsequent proxy should be mailed to Snowball.com, Inc., 3240 Bayshore Boulevard, Brisbane, California 94005,
Attention: Secretary, or hand delivered to the Secretary of Snowball at or before the taking of the vote at the meeting.

Assumptions

   Unless otherwise indicated, all common stock prices and amounts contained in this proxy statement reflect retrospectively both (1) the one-for-three reverse stock split effective March 6, 2001 and (2) the one-for-six reverse stock split effective September 24, 2001.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   The Board is divided into three equal classes. Each class serves three years, with the terms of office of the respective classes expiring in successive years. Directors in Class II will stand for election at the meeting. The terms of office of directors in Class III and Class I do not expire until the annual meetings of stockholders to be held in 2003 and 2004, respectively. The Board proposes that each of the Class II nominees named below, both of whom are currently serving as Class II directors, be re-elected as a Class II director for a three-year term expiring at the annual meeting of stockholders to be held in 2005 and until such director's successor is duly elected and qualified or until such director's earlier resignation or removal. Shares represented by the accompanying proxy will be voted "for" the election of each of the two nominees named below unless the proxy is marked in such a manner as to withhold authority so to vote. If any nominee for any reason is unable to serve or for good cause will not serve, the proxies may be voted for such substitute nominee as the proxy holder may determine. Snowball is not aware of any nominee who will be unable to or for good cause will not serve as a director. Each nominee has consented to being named in this proxy statement and to serve if elected.

Vote Required For Approval

   Directors will be elected by the affirmative vote of a plurality of the shares present at the meeting, which means that the two nominees who receive the most votes will be elected. For purposes of this Proposal No. 1, abstentions and broker non-votes will not be counted as votes cast and will have no effect on the result of the vote, although they will count towards the presence of a quorum for Proposal No. 1. Your proxy will be voted for each of these two nominees unless your proxy is marked to withhold authority to vote for either or both of them.

Nominees to the Board

   The Class II nominees, and their ages, occupations and period of service to Snowball, are:

                                                                     Director
  Name of Director   Age            Principal Occupation              Since
  ----------------   ---            --------------------             --------
  Robert H. Reid (1) 36  Founder and Chairman, Listen.com, Inc.        1999
  James R. Tolonen.. 52  Chief Financial Officer and Chief Operating
                         Officer, Snowball.com                         1999

--------
(1) Audit Committee member.

   Robert H. Reid has served as a director since March 1999. He is the founder and chairman of Listen.Com, Inc., an Internet music company, and served as its President and Chief Executive Officer from December 1998 until May 2001. From January 1997 to December 1998, he was an associate of 21st Century Internet Venture Partners, a venture capital firm. Mr. Reid holds a Bachelor of Arts degree in international relations and a Master of Arts degree in international policy studies from Stanford University and a Master of Business Administration from Harvard University.

   James R. Tolonen has served as our Chief Financial Officer and Chief Operating Officer since October 1999 and as a director since November 1999. Prior to joining us, from November 1998 to October 1999, Mr. Tolonen served as an advisor and board member to several private companies. From August 1996 to October 1998, he served as a director of Cybermedia, Inc., a software product service and support company, and as its President and Chief Operating Officer from May 1998 to October 1998. From June 1989 to April 1998, he served as Senior Vice President and Chief Financial Officer of Novell, Inc., a computer network and software company. Mr. Tolonen holds a Bachelor of Science degree in mechanical engineering and a Master of Business Administration from the University of Michigan. Mr. Tolonen is also a certified public accountant.

Continuing Directors

                                                                     Director
  Name of Director         Age         Principal Occupation           Since
  ----------------         ---         --------------------          --------
  Christopher Anderson (1) 45  Chairman/Host, TED Conferences LLC      1999
  Mark A. Jung............ 40  Chief Executive Officer, Snowball.com   1999
  Michael Orsak (1)(2).... 41  General Partner, Worldview Technology
                               Partners                                1999

--------
(1) Compensation Committee member.
(2) Audit Committee member.


   Christopher Anderson has served as our Chairman of the Board and as a director since our incorporation in January 1999. He is Chairman/Host of TED Conferences LLC. He founded Imagine Media, Inc., the entity from which Snowball was spun out, and served as its Chief Executive Officer and as one of its directors from October 1993 until its acquisition in June 1999 by Future Network, plc, a U.K. magazine and web site media company founded by Mr. Anderson. Mr. Anderson served as Chairman of the Board of Future Network until November 2001. Mr. Anderson holds a Bachelor of Arts degree in politics, philosophy and economics from Oxford University.


   Mark A. Jung has served as our Chief Executive Officer since February 1999 and as a director since our incorporation in January 1999. He also served as our President from February 1999 through October 2000. Prior to joining us, from July 1997 to January 1999, he served as an independent industry consultant to various companies. From February 1992 to July 1997, he co-founded and served as Chief Executive Officer, a director and, from February 1996 to July 1997, Chairman of Worldtalk Communications Corporation, an Internet security company. Mr. Jung holds a Bachelor of Science degree in electrical engineering from Princeton University and a Master of Business Administration from Stanford University.

   Michael Orsak has served as a director since May 1999. He is a founder of Worldview Technology Partners, a venture capital firm, and has been a general partner of that firm since September 1996. Mr. Orsak holds a Bachelor of Arts degree in economics and a Master of Business Administration from Stanford University.

   Richard A. LeFurgy resigned from the Board effective March 26, 2002. The Board had been reduced from six to five members as a result.

   There are no family relationships among any of our directors or officers.

Board of Directors Meetings and Committees

   Board of Directors. During 2001, the Board met thirteen times, including telephone conference meetings. All directors attended no fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees of the Board on which such director served held during the period such director served, other than Robert Reid.

   Standing committees of the Board include an audit committee and a compensation committee. The Board does not have a nominating committee or a committee performing similar functions.

   Audit Committee. Messrs. Orsak and Reid, each of whom meet the requirements of independence as such term is defined for purposes of service on an audit committee by NASDAQ, are the current members of our audit committee. In addition, Richard LeFurgy, who met the requirements of independence as such term is defined for service on an audit committee by NASDAQ, was a member of our audit committee during all of 2001 and until his resignation on March 26, 2002. Our audit committee met four times during 2001. Our audit committee reviews and monitors our financial statements and accounting practices, makes recommendations to the Board regarding the selection of independent auditors and reviews the results and scope of the audit and other services provided by our independent auditors.

   Compensation Committee. Messrs. Anderson and Orsak are the current members of our compensation committee. Our compensation committee met once during 2001 and acted through action by the entire Board once during 2001. Our compensation committee reviews and makes recommendations to the Board concerning salaries and incentive compensation for our officers and employees. Our compensation committee also administers our 1999 Equity Incentive Plan, 2000 Equity Incentive Plan and 2000 Employee Stock Purchase Plan.

Director Compensation

   Our directors do not receive cash compensation for their services as directors but are reimbursed for their reasonable expenses in attending Board and Board committee meetings.

   Each eligible director who is not our employee and who was or became a member of the Board on or after our initial public offering was granted an option to purchase 1,112 shares of common stock under our 2000 Equity Incentive Plan, unless that director previously received an option grant in that amount before our initial public offering. Immediately following each annual meeting of our stockholders, each eligible director has and will automatically be granted an additional option to purchase 278 shares under the 2000 Plan if the director has served continuously as a member of the Board for at least one year. The options will have ten-year terms and will terminate three months following the date the director ceases to be one of our directors or consultants, 12 months if the termination is due to death or disability, or one month if the termination is for cause. All options granted under our 2000 Equity Incentive Plan will vest and become exercisable in monthly installments over a 24 month period from the date of grant, subject to acceleration in some instances upon changes in our control or termination by us.


     The Board of Directors unanimously recommends that stockholders vote

             FOR the election of each of the nominated directors.

                                PROPOSAL NO. 2

                 AMENDMENT TO OUR CERTIFICATE OF INCORPORATION
           TO CHANGE OUR CORPORATE NAME TO "IGN ENTERTAINMENT, INC."

   Our Board of Directors has approved and recommends that our stockholders approve a proposal to change our corporate name from "Snowball.com, Inc." to "IGN Entertainment, Inc."

Reasons for the Name Change

   The Board of Directors has determined that the proposed name change is in the best interests of Snowball and our stockholders, because the Board believes that the new name better reflects our recent refocusing on our core IGN business.

Effects of the Name Change

   If the proposed amendment is adopted, Article I of our certificate of incorporation would be amended to read as follows:

           "The name of this corporation is IGN Entertainment, Inc."


   In addition, all other references to our corporate name in our certificate of incorporation would be changed to "IGN Entertainment, Inc." The approval of the name change will not affect in any way the validity of currently outstanding stock certificates and will not require our stockholders to surrender or exchange any stock certificates that they currently hold. The Board of Directors has sole discretion to elect whether to file the proposed amendment of the certificate of incorporation. If the name change is not effected by the first anniversary of this meeting of stockholders, the Board's authority to effect the name change will terminate and stockholder approval again would be required prior to implementing any name change. Stockholder approval was previously received to change our corporate name from "Snowball.com, Inc." to "Snowball, Inc." but the Board of Directors elected not to effect such name change.



   The Board of Directors unanimously recommends that stockholders vote FOR approval of the amendment to our certificate of incorporation changing the name of Snowball to "IGN Entertainment, Inc."

                                PROPOSAL NO. 3

               RATIFICATION OF SELECTION OF INDEPENDENT AUDITORS

   We have selected Ernst & Young LLP as our independent auditors to perform the audit of our financial statements for the fiscal year ending December 31, 2002, and the stockholders are being asked to ratify this selection. Ernst & Young has served as our independent auditors since the year ended December 31, 1998. Representatives of Ernst & Young will be present at the meeting, will have the opportunity to make a statement at the meeting if they desire to do so, and will be available to respond to appropriate questions.

   Stockholder ratification of the selection of Ernst & Young is not required by our bylaws or otherwise. However, the Board is submitting the selection of Ernst & Young to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Board will consider whether or not to retain that firm. Even if the selection is ratified, the Board in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interest of Snowball and its stockholders.

Independence of Auditors

   Management and our audit committee believe, on the basis of the relevant facts and circumstances pertaining to our engagement of Ernst & Young, that the provision of the services set forth below under the headings "Financial Information Systems Design and Implementation" and "All Other Fees," satisfies the requirements for such firm's independence from us.

   Audit Fees. In fiscal 2001, we incurred $183,450 in professional fees for services rendered by Ernst & Young in connection with the audit of our annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of our financial statements included in our quarterly reports for the fiscal year ended December 31, 2001.

   Financial Information Systems Design and Implementation. During fiscal 2001, we did not engage Ernst & Young to (a) operate or supervise our information systems or local area network, or (b) design or implement a hardware or software system that aggregates source data underlying our financial statements or that generates information that would be significant to our financial statements.

   All Other Fees. We incurred an aggregate of $43,000 in fees to Ernst & Young during the fiscal year ended December 31, 2001 for all non-audit services.


     The Board of Directors unanimously recommends that stockholders vote

          FOR the ratification of the selection of Ernst & Young LLP

                                PROPOSAL NO. 4

         AMENDMENT TO 2000 EMPLOYEE STOCK PURCHASE PLAN TO ADD 100,000
                               AUTHORIZED SHARES

   We are asking stockholders to approve an amendment to the Snowball 2000 Employee Stock Purchase Plan (the "Purchase Plan") to increase the number of shares of Common Stock that are authorized and reserved for issuance under the Purchase Plan by 100,000 shares (from 66,691 to 166,691).

   The purpose of the Purchase Plan is to incentivize Snowball employees to continue employment by offering them a convenient way to purchase shares of Snowball stock at a discounted price through payroll deductions. The Purchase Plan is an important part of Snowball's compensation program. Competitive compensation and benefit programs are a critical component of our efforts to retain and attract quality employees. Stockholder approval of the amendment is necessary to enable us to continue providing this benefit to current employees as well as employees we may hire in the future.

   The Purchase Plan, as proposed to be amended, is described below.

Purchase Plan Background


   The Purchase Plan was adopted on February 22, 2000 and has a ten-year term. The Compensation Committee of the Board of Directors administers the Purchase Plan and is responsible for interpreting its provisions. The Purchase Plan has not been amended previously. On April 16, 2002, the Board approved an amendment to the Purchase Plan, subject to stockholder approval, to increase the number of shares of Snowball's Common Stock authorized for issuance under the Purchase Plan by 100,000 (from 66,691 to 166,691). We are asking stockholders to approve and ratify the share increase in this Proposal No. 4.


   From the adoption of the Purchase Plan to April 11, 2002, participants purchased a total of 23,021 shares.

   During this period, one named executive officer (see page 9 for a definition of this term) purchased shares: Mr. Tolonen purchased 4,344 shares. During the same time period, Snowball's current executive officers, as a group (4 people), purchased a total of 4,407 shares, and all employees other than the current executive officers purchased a total of 18,614 shares. As of April 11, 2002, there were 43,670 shares available for future awards, not including the 100,000 shares for which we are seeking stockholder approval. Of such 43,670 shares, we currently estimate that 28,321 shares will be issued on April 30, 2002, the next Purchase Date under the Purchase Plan, at a price of $0.86 per share, which was 85% of the stock's fair market value at the beginning of the Offering Period, as calculated according to the Purchase Plan. As a result, we expect that only 15,349 shares will be available for future issuance under the Purchase Plan, based on current contributions and today's market price of the Company's Common Stock. We believe the 100,000 additional shares are necessary as the current authorized number will be insufficient to allow employees to increase their participation or to participate meaningfully in the Purchase Plan in the future.

Eligibility

   Employees generally will be eligible to participate in the plan if: they are employed before the beginning of an offering period; they are customarily employed by us, or our parent or any subsidiaries that we designate, for more than 20 hours per week and more than five months in a calendar year; and are not, and would not become as a result of being granted an option under the plan, 5% stockholders of us or our designated parent or subsidiaries. As of April 11, 2002, approximately 62 employees were eligible to participate in the Purchase Plan, and approximately 6 were participating. Participants participate in the Purchase Plan by electing payroll deductions that accumulate to purchase shares.

Offering and Purchase Periods


   The Purchase Plan allows participants to purchase shares during concurrent, overlapping 24-month periods (each an "Offering Period") that begin on May 1 and November 1 of each year and end on April 30 and October 31 of each year. Each Offering Period contains four six-month purchase periods (each a "Purchase Period"), and payroll deductions accumulate over each Purchase Period. On the last business day of each Purchase Period, accumulated payroll deductions are used to purchase stock. The compensation committee can change the duration of Offering Periods for future offerings prior to the scheduled beginning of the first Offering Period to be affected.


Payroll Deductions

   Eligible employees select payroll deduction rates in 1% increments from 1% to 10% of their compensation, subject to maximum purchase limitations. No interest accrues on payroll deductions. Due to Internal Revenue Code restrictions, no participant can purchase more than $25,000 of stock (based on fair market value of the shares on the Offering Date) under the Purchase Plan with respect to any calendar year. An employee can increase or decrease the payroll deduction rate one time during each Purchase Period. After a participant enrolls in the Purchase Plan, the participant is automatically enrolled in subsequent Offering Periods unless the participant actively withdraws. A participant may withdraw from any Offering Period prior to the end of the Offering Period, and we will return accumulated payroll deductions to the participant. A participant may also suspend participation in any Offering Period prior to the end of the Offering Period, rather than withdrawing from the Purchase Plan. If a participant suspends participation, accumulated payroll deductions will be used to purchase shares on behalf of the participant on the next Purchase Date.

Mergers, Consolidations and Other Corporate Transactions


   If Snowball is dissolved or liquidated, the current Offering Period will terminate immediately prior to the liquidation or dissolution unless the Board decides otherwise. The Board may, but is not required to, designate a date for the open Offering Period to terminate and allow each participant to purchase shares with accumulated payroll deductions. If Snowball sells substantially all of its assets or is acquired in a merger with another corporation, the Purchase Plan will continue with regard to Offering Periods that began before the closing of the transaction unless otherwise provided by the compensation committee.


Purchase Plan Amendments


   The Board or the compensation committee may generally amend or terminate the Purchase Plan at any time. However, the Board may not amend the Purchase Plan without stockholder approval if the amendment would increase the number of shares available under the Purchase Plan or change certain eligibility requirements. In addition, neither the Board nor the compensation committee may make any changes that affect existing purchase rights without the consent of the participants.


Federal Income Tax Information

   The following information is a general summary of some of the current federal income tax consequences of the Purchase Plan to participants and to Snowball. Tax laws may change, and actual tax consequences will depend on a participant's individual circumstances as well as state and local tax laws. We encourage all participants to seek tax advice when they participate in the Purchase Plan. The Purchase Plan is intended to qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code.


   Tax Treatment of Participants. Participants will not recognize income when they enroll in the Purchase Plan or when they purchase shares. All tax consequences are deferred until the participant disposes of the shares. If the participant holds the shares for one year or more after the Purchase Date and two years or more after the Offering Date, or if the participant dies while owning the shares, the participant will generally recognize ordinary income when disposing of the shares equal to the difference between the purchase price and the fair market value of the shares on the date of disposition, or 15% of the fair market value of the shares on the Offering Date, whichever is less. Any additional gain will be taxed as long-term capital gain. If the shares are sold for less than the purchase price, there is no ordinary income, but the participant will have a long-term capital loss for the difference between the purchase price and the sale price. If a participant sells or gifts the shares less than one year after the Purchase Date or less than two years after the Offering Date, the participant will generally have ordinary income equal to the difference between the purchase price and the fair market value on the Purchase Date. The difference between the sale price and the fair market value on the Purchase Date will be a capital gain or loss, taxable at short-term capital gain rates if the shares are held 12 months or less and at long-term capital gain rates if the shares are held longer than 12 months.


   Tax Treatment of Snowball. When a participant recognizes ordinary income by disposing of shares before the one-year or two-year holding period ends, Snowball will generally be entitled to a tax deduction in the amount of the ordinary income.


   The Board of Directors unanimously recommends that stockholders vote FOR the proposed amendment to the Snowball 2000 Employee Stock Purchase Plan.

                                PROPOSAL NO. 5

    RATIFICATION OF OPTION GRANTS OUTSIDE OF THE 2000 EQUITY INCENTIVE PLAN


   We are asking stockholders to approve the grant of options for Snowball Common Stock that were granted outside of the 2000 Equity Incentive Plan (the "Plan") to Mr. Jung and Mr. Tolonen. The options were approved by the compensation committee and ratified unanimously by all of the Board members present at the meeting of Board of Directors held on October 23, 2001. At the meeting, the Board granted Mr. Jung non-qualified stock options to purchase 75,000 shares of Snowball Common Stock, 19,446 shares of which were granted outside of the Plan; and the Board granted Mr. Tolonen non-qualified stock options to purchase 50,000 shares of Snowball Common Stock, 8,334 of which were granted outside of the Plan. These option grants had an exercise price of $0.99 per share, the fair market value on the date of grant. These options will vest monthly in equal installments over two years and will expire ten years from the date of grant. The options are subjected to accelerated vesting under certain circumstances pursuant to preexisting employment contracts or upon a change of control followed by a termination of employment. As of April 11, 2002, our Common Stock had a fair market value of $8.55 per share.



   Tax Treatment of Optionees. The optionees will recognize income when they exercise the options. The difference between the exercise price and the fair market value of the shares will be subject to ordinary income tax. If the optionees hold the shares for 12 months or more after the exercise date, the difference between the exercise price and the fair market value of the shares will be subject to long term capital gains tax. If the optionees hold the shares for less than one year after exercising the option, the difference between the exercise price and the fair market value of the shares will be subject to short term capital gains tax.


   The Nasdaq Stock Market requires that option arrangements (other than pursuant to certain limited exceptions) that exceed the lesser of 1% of the outstanding stock or 25,000 shares be approved by the stockholders. In order to comply with such requirements, Messrs. Jung and Tolonen have agreed that those options not granted under the Plan will be forfeited if they are not ratified by the stockholders. The Company may not be eligible for a tax deduction upon exercise of the non-Plan options. We are seeking stockholder ratification of such grants.

   The Board of Directors unanimously recommends that stockholders vote FOR the proposed ratification of the options granted outside of the 2000 Equity Incentive Plan.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

   The following table sets forth information with respect to the beneficial ownership of our common stock, as of April 11, 2002, by: (i) each stockholder known by us to be the beneficial owner of more than 5% of our common stock;
(ii) each director and nominee; (iii) each Named Executive Officer set forth in the Summary Compensation Table below; and (iv) all directors and executive officers as a group. The address of each person or entity listed is in care of Snowball.com, Inc., 3240 Bayshore Boulevard, Brisbane, California, 94005.


   The percentage of shares beneficially owned is based on 1,818,273 shares of common stock outstanding as of April 11, 2002. Beneficial ownership is determined under the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Unless indicated below, the persons and entities named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable. Shares of common stock subject to options and warrants that are currently exercisable or exercisable within 60 days of April 11, 2002 are deemed to be outstanding for the purpose of computing the percentage ownership of that person but are not treated as outstanding for the purpose of computing the percentage ownership of any other person.



                                                                 Shares
                                                  Amount and Issuable Under
                                                  Nature of     Options
                                                  Beneficial  Exercisable   Percent of
Name and Address of Beneficial Owner              Ownership  Within 60 days   Class
------------------------------------              ---------- -------------- ----------
Christopher Anderson (1).........................   832,758          --        45.8%
 PO Box 620952
 Woodside, CA 94062
Mark A. Jung (2).................................   168,170      73,042        13.3
 Snowball.com, Inc.
 3240 Bayshore Blvd.
 Brisbane, CA 94005
Michael Orsak (3)................................    93,833          --        5.16
 Worldview Technology Partners
 435 Tasso Street, Suite 120
 Palo Alto, California 94301
James R. Tolonen (4).............................    18,569      54,167         4.0
Richard D. Boyce.................................    22,196      35,644         3.2
Ken Keller (5)...................................    31,920      16,435         2.7
Teresa M. Crummett (6)...........................    11,000          --           *
Robert H. Reid...................................     8,334          --           *
All 8 directors and executive officers as a group 1,186,780     179,288        65.3

--------
*   Less than 1% of the outstanding shares of common stock.
(1) Mr. Anderson has sole voting and dispositive power with respect to 832,758 shares of common stock. Mr. Anderson, one of our directors, ceased to serve as Chairman of the Board of Directors of Future Network, plc, the sole shareholder of Imagine Media, Inc. and therefore the shares listed opposite Mr. Anderson's name do not include shares held by Imagine Media, Inc.
(2) Includes 5,556 shares of common stock held by Mr. Jung as Trustee of the Mark Jung Annuity Trust and 556 shares of common stock held by the Jung-Murdock Children's Trust U/A 11/23/93, Susan Murdock TTEE.
(3) Represents 2,954 shares of common stock held by Worldview Strategic Partners II, L.P., 21,300 shares of common stock held by Worldview Technology International II, L.P., and 69,500 shares of common stock held by Worldview Technology Partners II, L.P. Mr. Orsak is a general partner of the Worldview

    Technology Partner entities. Mr. Orsak disclaims beneficial ownership of shares held by each of the Worldview Technology Partner entities except to the extent of his pecuniary interest in this venture capital firm.
(4) Includes 6,667 shares of common stock held by the James R. Tolonen and Ginger Tolonen Family Trust dated 9/26/96, Ginger and James Tolonen Trustees, and 1,667 shares of common stock held by the James R. Tolonen 1999 Grantor Retained Annuity, James R. Tolonen Trustee.
(5) Includes 1,112 shares of common stock held by Shane M. Keller 1990 Trust, Kenneth Keller Trustee and 1,112 shares of common stock held by Samantha J. Keller 1991 Trust, Kenneth Keller Trustee.
(6) Ms. Crummett terminated her employment with Snowball on January 11, 2002.

                            EXECUTIVE COMPENSATION

   The following table sets forth compensation information during 1999, 2000 and 2001 for our Chief Executive Officer and our four other "most highly compensated" executive officers who were serving as executive officers at the end of 2001 (the "Named Executive Officers").

   We do not grant stock appreciation rights and have no long-term compensation benefits other than stock options.

                          Summary Compensation Table


                                                             Long-Term Compensation
                                       Annual Compensation           Awards
                                       -------------------- ----------------------
                                                            Restricted    Securities
                                                              Stock       Underlying   All Other
Name and Principal Position     Year   Salary (1)    Bonus    Awards       Options    Compensation
---------------------------     ----   ----------   ------- ----------    ----------  ------------
Mark A. Jung................... 2001    $289,583    $    --  $     --      102,779      $    --
  Chief Executive Officer       2000     264,583         --        --       22,223       73,889(2)
                                1999     230,770         --        --(3)        --       20,000(4)
James R. Tolonen............... 2001     251,667         --        --       91,667       94,987(2)
  Chief Financial Officer and   2000     235,208         --        --        5,556       99,984(2)
  Chief Operating Officer       1999      47,596(5)      --        --       33,334       17,797(2)
Richard D. Boyce............... 2001     251,667         --        --       63,890       50,298(9)
  President                     2000     194,535(6)      --   825,004(7)    36,112(8)    32,500(9)
                                1999          --         --        --           --           --
Teresa M. Crummett............. 2001     193,750     37,500        --       25,556           --
  Vice President, Corporate     2000     189,327     32,500        --        6,389           --
  Marketing and Chief Marketing 1999     119,616     22,500        --(10)       --       48,500(4)
  Officer
Ken Keller..................... 2001     154,167         --        --       25,556           --
  Vice President, Engineering   2000     181,731         --        --        4,167           --
                                1999     141,345         --        --(11)       --           --

--------
(1) 2001 salaries for Mr. Jung, Mr. Tolonen, Mr. Boyce, Ms. Crummett and Mr. Keller include $11,458, $10,000, $10,000, $7,708 and $5,208, respectively, of amounts accrued in 2001 and paid in 2002.

    2000 salaries for Mr. Jung, Mr. Tolonen, Mr. Boyce, Ms. Crummett and Mr. Keller include $12,500, $10,833, $10,833, $8,333 and $7,292 respectively, of amounts accrued in 2000 and paid in 2001.

(2) Represents forgiveness of principal and related interest owed under promissory note.

(3) On December 31, 2001, Mr. Jung held 109,890 shares of our common stock pursuant to a restricted stock award. Mr. Jung paid $0.84 per share for these shares. Based upon the closing price of our common stock on December 31, 2001 of $3.30 per share, the value of these shares was $362,637. We have the right to repurchase these shares upon termination of Mr. Jung's employment with us. This right expires ratably over a 48-month period that began in December 1998.

(4) Represents payment made on our behalf by Imagine Media in January and February 1999.

(5) Mr. Tolonen was hired in October 1999 and, had he been employed for the entire year, would have earned a salary of approximately $225,000.

(6) Mr. Boyce was hired in February 2000 and, had he been employed for the entire year, would have earned a salary of approximately $235,000.

(7) On December 31, 2001, Mr. Boyce held 22,223 shares of our common stock pursuant to a September 12, 2000 restricted stock award. Based upon the closing price of our common stock on December 31, 2001 of $3.30 per share, the value of these shares was $73,336. We have the right to repurchase these shares upon termination of Mr. Boyce's employment with us. This right expired as to 3,705 shares on September 12, 2000, and expires ratably as to the remaining 18,518 shares over the 42-month period following that date. If declared by the Board, dividends will be paid on Mr. Boyce's restricted stock.

(8) Includes options to purchase 25,000 shares of common stock that were cancelled.

(9)  Represents amount associated with vested portion of restricted stock.


(10) On December 31, 2001, Ms. Crummett held 11,000 shares of our common stock pursuant to a restricted stock award. Ms. Crummett paid $0.84 per share for these shares. Based upon the closing price of our common stock on December 31, 2001 of $3.30 per share, the value of these shares was $36,300. We had the right to repurchase these shares upon termination of Ms. Crummett's employment with us. This right expired as to 1,375 shares on July 1, 1999, and expired ratably as to the remaining 9,625 shares over the 42-month period following that date. Upon Ms. Crummett's termination on January 11, 2002, 2,750 shares were subject to repurchase. Snowball waived its right to repurchase these shares.


(11) On December 31, 2001, Mr. Keller held 25,000 shares of our common stock pursuant to a restricted stock award. Mr. Keller paid $0.84 per share for these shares. Based upon the closing price of our common stock on December 31, 2001 of $3.30 per share, the value of these shares was $82,500. We have the right to repurchase these shares upon termination of Mr. Keller's employment with us. This right expires ratably over a 48-month period that began in March 1999.

Option Grants in 2001

   The following table presents the grants of stock options under our 1999 and 2000 Equity Incentive Plans ("Plans") and grants outside the Plans to the Named Executive Officers in 2001.


   Options granted under our Plans are either incentive stock options or nonqualified stock options and generally become exercisable with respect to 25% of the shares subject to the option on the first anniversary of the date of grant and with respect to an additional 2.083% of these shares each month thereafter, subject to acceleration in some instances upon certain changes in our control. Some options were granted that vest and are exercisable in monthly installments over a 24 month period from the date of grant, subject to acceleration in some instances upon changes in our control. Options expire ten years from the date of grant. Options were granted at an exercise price equal to the fair market value of our common stock, as determined by the Board on the date of grant. In 2001, we granted to our employees options to purchase an aggregate of 536,599 shares of common stock under our Plans and 27,780 shares of common stock outside of our Plans. During 2001, options to purchase 250,764 shares of common stock were returned to our Plans due to termination of employees prior to vesting.


   In accordance with the rules of the Securities and Exchange Commission, the table sets forth the hypothetical gains or "option spreads" that would exist for the options at the end of their respective ten-year terms. These gains are based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the option was granted to the end of the option term. The 5% and 10% assumed annual rates of stock price appreciation are required by the rules of the Securities and Exchange Commission and do not represent our estimate or projection of future common stock prices. The potential realizable values at 5% and 10% appreciation are calculated by assuming that the estimated fair market value on the date of grant appreciates at the indicated rate for the entire term of the option and that the option is exercised at the exercise price and sold on the last day of its term at the appreciated price. For the options granted before our initial public offering in March 2000, we assumed the fair market value on the date of grant was the deemed fair value used for accounting purposes.

                     OPTION/SAR GRANTS IN LAST FISCAL YEAR


                                                                     Potential Realizable
                              Percentage                               Value at Assumed
                   Number of   of Total                             Annual Rates of Stock
                   Securities  Options   Exercise Market            Price Appreciation for
                   Underlying Granted to  Price   Price                  Option Term
                    Options   Employees    Per     Per   Expiration ----------------------
Name                Granted    in 2001    Share   Share     Date        5%         10%
----               ---------- ---------- -------- ------ ----------  --------    --------
Mark A. Jung......   27,779      4.92%    $9.00   $9.00    1/21/11  $157,231    $398,453
                     75,000     13.29      0.99    0.99   10/23/11    46,695     118,335
James R. Tolonen..   13,889      2.46      9.00    9.00    1/21/11    78,612     199,219
                     27,778      4.92      9.00    9.00    1/21/11   157,225     398,439
                     50,000      8.86      0.99    0.99   10/23/11    31,130      78,890
Richard D. Boyce..   13,890      2.46      9.00    9.00    1/21/11    78,618     199,234
                     50,000      8.86      0.99    0.99   10/23/11    31,130      78,890
Teresa M. Crummett    5,557      0.98      9.00    9.00     1/2/11    31,453      79,708
                     20,000      3.54      0.99    0.99   10/23/11    12,452      31,556
Ken Keller........    5,556      0.98      9.00    9.00     1/2/11    31,447      79,698
                     20,000      3.54      0.99    0.99   10/23/11    12,452      31,556


Aggregated Option Exercises in 2001 and Values at December 31, 2001


   The following table presents the number of shares acquired and the value realized upon exercise of stock options for the year ended December 31, 2001 and the number of shares of common stock subject to "exercisable" and "unexercisable" stock options held as of December 31, 2001 by the Named Executive Officers. Options generally vest monthly over 48 months, with 2.083% of the shares subject to the option vesting each month; however, the options have an original vesting date, or "cliff vesting date," with the first 25% of the shares subject to the options vesting only after the first 12 months. Certain options have no vesting for the first 12 months, then vest monthly as to 2.083% of shares subject to option over the subsequent 48 months. Certain options vest monthly over 24 months and are subject to acceleration in some instances upon changes in our control. One option for 3,889 shares vests 50% after six months and 100% after 12 months. One option for 11,112 shares is immediately exercisable, but has a lapsing repurchase right which mirrors the vesting provisions. In the table below, the heading "exercisable" refers either to shares that have vested or to shares as to which our right of repurchase has lapsed. The heading "unexercisable" refers to shares that have not vested or to shares that we still have the right to repurchase upon termination of the optionee's employment. Also presented are values of "in-the-money" options, which represent the positive difference between the exercise price of each outstanding stock option and the closing price of our common stock as reported on the Nasdaq SmallCap Market on December 31, 2001, the last day of trading for 2001, which was $3.30.


                                          Number of Securities      Value of Unexercised
                                         Underlying Unexercised    In-the-Money Options at
                                           Options at Year-End            Year-End
                                        ------------------------- -------------------------
                     Shares
                   Acquired on  Value
Name                Exercise   Realized Exercisable Unexercisable Exercisable Unexercisable
----               ----------- -------- ----------- ------------- ----------- -------------
Mark A. Jung......     --         --      32,591       92,411       $36,094     $137,156
James R. Tolonen..     --         --      30,901       66,322        19,249       96,251
Richard D. Boyce..     --         --      20,568       54,435        24,060       91,439
Teresa M. Crummett     --         --       8,509       23,435         9,628       36,572
Ken Keller........     --         --       6,747       22,976         7,699       38,501

--------

          COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

   During 2001, the members of our compensation committee consisted of Michael Orsak and Christopher Anderson. No interlocking relationship exists between the Board or compensation committee and the board of directors or compensation committee of any other company, nor has an interlocking relationship existed in the past. None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as a member of the Board.

                       REPORT ON EXECUTIVE COMPENSATION

   Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

   Since June 1999, our compensation committee has made decisions about executive compensation, including stock option grants. The compensation committee is comprised of two independent non-employee directors and is responsible for approving and reporting to the Board on elements of compensation for the elected corporate officers. Neither Mr. Jung nor Mr. Tolonen has participated in discussions by the Board of Directors or the compensation committee with respect to his own compensation.

General Compensation Policy


   The committee acts on behalf of the Board to establish the general compensation policy of Snowball for all of our employees. The committee typically reviews base salary levels and target bonuses for the chief executive officer and other executive officers and key employees near the beginning of each year. The committee administers our incentive and equity plans, including the 1999 Equity Incentive Plan, the 2000 Equity Incentive Plan and the 2000 Employee Stock Purchase Plan.


   The committee's approach to compensation of executive officers, including the chief executive officer, is to relate that compensation directly to corporate performance. We relate a portion of each individual's total compensation to company-wide revenue and profit objectives, as well as individual objectives that are established at the beginning of the year (the "Incentive Performance Plan"). Cash compensation includes base salary and potential cash bonuses. For long-term equity incentives for executive officers we grant stock options, which have value only if the price of our common stock increases above the grant price and the executive remains with Snowball for the period required for the options to vest.

   In 2001, the committee determined base salaries, incentive compensation and stock option grants for executive officers based on its own experience and understanding of prevailing compensation practices among Internet media companies with whom Snowball competes for executive talent. The committee compared the compensation of Snowball's executive officers with comparable positions at comparable companies to determine base salary, target bonuses and target total cash compensation. The committee, along with the chief executive officer, reviewed this competitive market information for each executive level position and the committee alone reviewed this information as to the chief executive officer. Each executive officer's performance for the past year and objectives for the coming year were reviewed, together with that person's responsibility level and Snowball's performance compared to objectives, and performance targets were set for the coming year.

Executive Compensation

   Base Compensation. The committee determined its base compensation recommendations on December 19, 2000, and presented them to the Board in February 2001. The Board approved these recommendations, establishing a 2001 base salary level for each executive officer in 2001. Additionally, as part of company-wide cost reduction efforts, each officer accepted an eight percent base salary reduction effective August 1, 2001.


   Incentive Compensation. No cash bonuses were awarded to Named Executive Officers for 2001 under the Incentive Performance Plan. Performance of our executive officers is measured at the end of the year. For 2001, individual executives' cash bonus compensation depended on Snowball's revenues and profits achieving specified targets. The decision not to award cash bonuses was based on Snowball's failure to achieve predetermined revenue and profit targets set by the committee at the beginning of the year. However, a quarterly cash bonus was paid to another officer under the terms of her employment agreement.

   Stock Options. Stock options are an essential element of our executive compensation packages. The committee believes that equity-based compensation in the form of stock options links the interests of management and stockholders by focusing employees and management on increasing stockholder value. The actual value of such equity-based compensation depends entirely on appreciation of the common stock. Almost all of our full-time employees participate in our stock plans.

   In 2001, we granted stock options to aid in the retention of executive officers and to align their interests with those of the stockholders. The stock options generally become exercisable over a four or five year period and are granted at a price that is equal to the fair market value of our common stock on the date of grant. Stock options typically are granted to executive officers when the executive first joins Snowball, or in connection with a significant change in responsibilities, or occasionally to achieve equity within a peer group. In its discretion, the compensation committee may also grant stock options to executives to provide greater incentives to continue their employment with Snowball and to strive to increase the value of our common stock, or for other reasons. The number of shares subject to each stock option granted is within the discretion of the committee and is based on anticipated future contribution and ability to affect corporate or business unit results, past performance or consistency within the executive's peer group. In 2001, as part of an annual review of the stock options held by our executive officers and managers, the committee considered these factors, as well as the number of options held by those executive officers as of the date of grant that remained unvested.


   Company Performance and CEO Compensation. Mr. Jung's base salary was $275,000 in 2001. Based upon the criteria set forth above, the committee did not award a bonus to Mr. Jung in 2001. However, in January 2001 and October 2001, our compensation committee decided to grant Mr. Jung options to purchase 27,779 shares and 75,000 shares, respectively, of our common stock. In granting these options, the committee reviewed Mr. Jung's prior outstanding stock options and their exercise price, the number of restricted shares that remained unvested, the number of shares Mr. Jung already owned that were not subject to repurchase, and Snowball's performance in 2000 and 2001. The committee believes that these grants were appropriate because they provided the proper incentives to Mr. Jung for 2001 and beyond and take account of his prior stock holdings. The committee reviewed compensation practices of comparable companies in making this grant.



   Compliance with Section 162(m) of the Internal Revenue Code. Snowball intends to comply with the requirements of Section 162(m) of the Internal Revenue Code for 2002. Snowball does not expect cash compensation for 2002 to any of its executive officers to be in excess of $1,000,000, and consequently we do not expect to be affected by the requirements of Section 162(m). Certain options granted outside of Snowball's Plans may not comply with the requirements of Section 162(m), which will restrict Snowball's ability to take a tax deduction with respect to the exercise of those options.


                            COMPENSATION COMMITTEE

                             Christopher Anderson
                                 Michael Orsak

                         REPORT OF THE AUDIT COMMITTEE

   Introductory Note: The following report is not deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), except to the extent that Snowball specifically incorporates this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.


   The Audit Committee, currently comprised of Michael Orsak and Robert Reid, evaluates audit performance, manages relations with Snowball's independent accountants and evaluates policies and procedures relating to internal accounting functions and controls. This report relates to the activities undertaken by the Audit Committee in fulfilling this role. During 2001 and 2002 until March 26, 2002, Richard A. LeFurgy served on the Audit Committee. We intend to add a third independent director to the Audit Committee as promptly as possible. The Board of Directors has adopted a written charter for the Audit Committee which details the responsibilities of the Audit Committee. This charter is attached as Appendix 1 to this proxy statement.


   The Audit Committee members are not professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and the independent auditor, nor can the Audit Committee certify that the independent auditor is "independent" under applicable rules. The Audit Committee serves a board-level oversight role in which it provides advice, counsel and direction to management and the auditors on the basis of the information it receives, discussions with management and the auditors and the experience of the Audit Committee's members in business, financial and accounting matters.

   The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Our management has the primary responsibility for the financial statements and reporting process, including our systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed with management the audited financial statements including the Annual Report of Form 10-K for the fiscal year ended December 31, 2001. This review included a discussion of the quality and the acceptability of our financial reporting and controls, including the clarity of disclosures in the financial statements.

   The Audit Committee also reviewed with our independent accountants, who are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles, their judgments as to the quality and the acceptability of our financial reporting and such other matters as are required to be discussed with the Committee under generally accepted auditing standards including Statement on Auditing Standards No. 61. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Statement No. 1. The Audit Committee discussed with the independent accountants their independence from management and Snowball, including the matters in their written disclosures required by the Independence Standards Board including Statement No. 1.


   The Audit Committee further discussed with our independent accountants the overall scope and plans for their respective audits. The Audit Committee meets periodically with our independent accountants, with and without management present, to discuss the results of their examinations, their evaluations of our internal controls and the overall quality of our financial reporting. The Audit Committee held four meetings during fiscal year 2001.



   In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended December 31, 2001 for filing with the SEC.


                                AUDIT COMMITTEE

                                 Michael Orsak
                                Robert H. Reid

                        COMPANY STOCK PRICE PERFORMANCE

   The stock price performance graph below is required by the Securities and Exchange Commission and shall not be deemed to be incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or under the Exchange Act, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed soliciting material or filed under such Acts.

   The graph below compares the cumulative total stockholder return on our common stock from March 21, 2000 (the effective date of our registration statement with respect to our initial public offering) to December 31, 2001 with the cumulative total return on the Nasdaq Stock Market -- U.S. Index and the Morgan Stanley Internet Index over the same period (assuming the investment of $100 in our common stock and in each of the other indices on the date of our initial public offering, and reinvestment of all dividends). In our 2001 proxy we used the Chase H&Q Internet 100 Index as our industry index. To our knowledge, the Chase H&Q Internet 100 Index is no longer available.

   The comparisons in the graph below are based on historical data and are not intended to forecast the possible future performance of our common stock.


                                    [CHART]

        Snowball.com Inc.       Nasdaq Stock    Morgan Stanley Internet
 3/21/2000       $  100.00       $  100.00            $  100.00
 3/31/2000       $  65.714       $  97.053            $  86.448
 6/30/2000       $  31.837       $  84.176            $   60.64
 9/30/2000       $   9.388       $  77.951            $  53.539
12/31/2000       $   2.857       $  52.434            $  23.447
 3/31/2001       $   0.748       $  39.057            $  13.796
 6/30/2001       $   1.001       $  45.855            $  15.978
 9/30/2001       $   0.424       $   31.81            $   7.102
12/31/2001       $   1.197       $  41.395            $  11.288

                                     Nasdaq Stock     Morgan Stanley Internet
             Snowball.com, Inc.  Market -- U.S. Index       Index /(1)/
             ------------------- -------------------- -----------------------
              Market  Investment           Investment              Investment
              Price     Value      Index     Value      Index        Value
             -------- ---------- --------- ----------  --------    ----------
    3/21/00. $275.762  $100.000  $4711.680  $100.000  $122.790      $100.000
    3/31/00. $181.215  $ 65.714  $4572.830  $ 97.053  $106.150      $ 86.448
    6/30/00. $ 87.794  $ 31.837  $3966.110  $ 84.176  $ 74.460      $ 60.640
    9/30/00. $ 25.888  $  9.388  $3672.820  $ 77.951  $ 65.740      $ 53.539
    12/31/00 $  7.879  $  2.857  $2470.520  $ 52.434  $ 28.790      $ 23.447
    3/31/01. $  2.063  $  0.748  $1840.260  $ 39.057  $ 16.940      $ 13.796
    6/30/01. $  2.761  $  1.001  $2160.540  $ 45.855  $ 19.620      $ 15.978
    9/30/01. $  1.170  $  0.424  $1498.800  $ 31.810  $  8.720      $  7.102
    12/31/01 $  3.300  $  1.197  $1950.400  $ 41.395  $ 13.860      $ 11.288

--------
(1) The Morgan Stanley Internet Index first began trading on March 24, 2000; therefore, the price reflected in the chart for March 21, 2000, is actually the price for March 24, 2000.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

   From January 1, 2001 to the present, there are no transactions or currently proposed transactions in which the amount involved exceeds $60,000 to which we or any of our subsidiaries was (or is to be) a party and in which any executive officer, director, 5% beneficial owner of our common stock or member of the immediate family of any of the foregoing persons had (or will have) a direct or indirect material interest, except for payments set forth under "Executive Compensation" above and the transactions described below.

Loans to and other Arrangements with Officers and Directors


   Sale of Preferred Stock and Loan to Trusts Associated with James
Tolonen. In October 1999, we loaned an aggregate of $333,000 to the James R. Tolonen and Ginger Tolonen Family Trust dated 9/26/96 in connection with its purchase of 120,000 shares of our Series B-1 preferred stock at $4.22 per share. (These shares converted to common stock at the time of our Initial Public Offering, and after our reverse splits, are now 6,667 common shares at a price of $75.96 per share.) The loan is secured by a full recourse promissory note and a stock pledge agreement. The note accrues interest at a rate of 5.86% per year, payable annually, and is due and payable in full on or before October 20, 2003. We began to forgive the principal and accrued interest ratably over a 48-month period that began in October 1999. In addition, the note provides that all remaining unpaid principal and interest will become due and payable if Mr. Tolonen terminates his employment with us, except under some circumstances, and will be forgiven by us if we terminate his employment, except under some circumstances. As of December 31, 2001, $153,165 in principal remained outstanding under this loan, and $179,835 had been forgiven.


   Sale of Common Stock and Loan to James Tolonen. In November 1999, we loaned an aggregate of $600,000 to Mr. Tolonen, our Chief Financial Officer and Chief Operating Officer and one of our directors, as partial payment for his purchase of 19,445 shares of our common stock at $36.00 per share. The loan is secured by a full recourse promissory note and a stock pledge agreement. The note accrues interest at a rate of 6.08% per year, payable annually, and is due and payable in full on or before November 30, 2003. The note was fully offset by our repurchase of 16,667 shares of our common stock. The Board approved this repurchase in December 2000 and it was effective in January 2001.

   We believe that all transactions between us and our officers, directors, principal stockholders and other affiliates have been and will be on terms no less favorable to us than could be obtained from unaffiliated third parties.

Employment Contracts with Management

   If an officer is terminated within one year after we are acquired by another company, dissolve or liquidate, merge and are not the surviving or controlling company, sell or transfer substantially all the assets of Snowball, or sell or transfer more than 50% of the shares of Snowball; vesting of all such officers' options shall accelerate by 25%; unless such acceleration is otherwise improved upon by a specific option or employment agreement.

                             STOCKHOLDER PROPOSALS


   Stockholder proposals for inclusion in our proxy statement and form of proxy relating to our annual meeting of stockholders to be held in 2003 must be received by April 29, 2002. Stockholders wishing to bring a proposal before the annual meeting for 2003 but not include it in our proxy materials must provide written notice of such proposal to our Secretary at our principal executive offices no later than March 1, 2003. In addition, stockholders must comply with the procedural requirements in our bylaws, a copy of which is on file with the Securities and Exchange Commission, or may be obtained by writing to us.


            Section 16(a) Beneficial Ownership Reporting Compliance

   Section 16 of the Exchange Act requires our directors and officers, and persons who own more than 10% of a registered class of our equity securities, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission. Such persons are required by Securities and Exchange Commission regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms furnished to us and written representations from our executive officers and directors, we believe that one of our directors has made untimely filings. Mr. Chris Anderson failed to timely file one report on Form 4 covering nine transactions. Mr. Anderson did file his completed Form 4 on September 12, 2001. Additionally, Mr. Rick Boyce failed to timely file one report on Form 5 covering two transactions. Mr. Boyce did file his completed Form 5 on February 28, 2002.

                                OTHER BUSINESS

   The Board does not presently intend to bring any other business before the meeting, and, so far as is known to the Board, no matters are to be brought before the meeting except as specified in the notice of the meeting. As to any business that may properly come before the meeting, however, it is intended that proxies, in the form enclosed, will be voted in respect thereof in accordance with the judgment of the persons voting such proxies.

Multiple Stockholders Having the Same Address

   Snowball has been notified that certain intermediaries, i.e. brokers or banks or other record holders, will household proxy materials. Snowball will deliver promptly an additional copy of the annual report and proxy statement to you if you write to Snowball.com, Inc., 3240 Bayshore Boulevard, Brisbane, California 94005, Attention: Secretary or call (415) 508-2000. You can contact your broker or bank to make a similar request. Stockholders sharing an address now receiving multiple copies of Snowball's annual report and proxy statement may request delivery of a single copy by writing or calling Snowball at the above address or by contacting their broker or bank, provided they have determined to household proxy materials.



     Whether or not you plan to attend the meeting, please complete, date, sign and promptly return the accompanying proxy in the enclosed postage-paid envelope or vote by phone or Internet so that your shares will be represented at the meeting.

                                                                     Appendix 1

                   AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
                                      OF
                              SNOWBALL.COM, INC.

                                    CHARTER

I.  PURPOSE


   The primary function of the audit committee of the board of directors of Snowball.com, Inc. (the "Corporation") is to assist the board of directors in fulfilling its oversight responsibilities by reviewing (i) the financial reports and other financial information provided by the Corporation to any governmental body or the public, (ii) the Corporation's systems of internal controls regarding finance, accounting, legal compliance and ethics that management and the board have established, and (iii) the Corporation's auditing, accounting and financial reporting processes generally. Consistent with this function, the audit committee should encourage continuous improvement of, and should foster adherence to, the Corporation's policies, procedures and practices at all levels. The audit committee's primary duties and responsibilities are to:


  . Serve as an independent and objective party to monitor the Corporation's financial reporting process and internal control system;


  . Review and appraise the audit efforts of the Corporation's independent auditors; and



  . Provide an open avenue of communication among the independent auditors, financial and senior management, and the board of directors.


The audit committee will fulfill these responsibilities primarily by carrying out the activities enumerated in Section IV of this charter.

II.  COMPOSITION


   The audit committee shall be comprised of three or more directors as determined by the board, each of whom shall be independent and free from any relationship that, in the opinion of the board, would interfere with the exercise of his or her independent judgment as a member of the audit committee. All members of the audit committee shall have a working familiarity with basic finance and accounting practices, and at least one member of the committee shall have accounting or related financial management expertise. Committee members may enhance their familiarity with finance and accounting by participating in educational programs conducted by the Corporation or an outside consultant.

   The members of the audit committee shall be elected by the board at the annual organizational meeting of the board and shall serve until their successors shall be duly elected and qualified. Unless a chair is elected by the full board, the members of the committee may designate a chair by a majority vote of the full committee membership.

III.  MEETINGS


   The committee shall meet at least four times annually, or more frequently as circumstances dictate. As part of its job to foster open communication, the committee should meet at least annually with management and the independent auditors in separate executive sessions to discuss any matters that the committee or each of these groups believe should be discussed privately. In addition, the committee or the chair of the committee should meet with the independent auditors and management quarterly to review the Corporation's financial statements, as described in Section IV.4 below.


IV.  RESPONSIBILITIES AND DUTIES

   To fulfill its responsibilities and duties, the audit committee shall:

Documents/Reports Review

    1. Review and update this charter periodically, at least annually, as conditions dictate.

    2. Review the Corporation's annual financial statements and any reports or other financial information submitted to any governmental body or the public, including any certification, report, opinion, or review rendered by the independent auditors.

    3. Review the internal reports to management prepared by the internal auditing department, if any, and management's response.

    4. Review with financial management and the independent auditors the Corporation's Form 10-Q prior to its filing and prior to the release of earnings. The chair of the committee may represent the entire committee for purposes of this review.

Independent Auditors

    5. Recommend to the board of directors the selection of the independent auditors, considering independence and effectiveness and approve the fees and other compensation to be paid to the independent auditors. On an annual basis, the committee should review and discuss with the auditors all significant relationships the auditors have with the Corporation to determine the auditors' independence.

    6. Review the performance of the independent auditors and approve any proposed discharge of the independent auditors when circumstances warrant.

    7. Periodically consult with the independent auditors out of the presence of management about internal controls and the fullness and accuracy of the Corporation's financial statements.

Financial Reporting Process


    8. In consultation with the independent auditors, review the integrity of the Corporation's financial reporting processes, both internal and external.


    9. Consider the independent auditors' judgments about the quality and appropriateness of the Corporation's accounting principles as applied in its financial reporting.


   10. Consider and approve, if appropriate, major changes to the Corporation's auditing and accounting principles and practices as suggested by the independent auditors or management.


Process Improvement


   11. Establish regular and separate systems of reporting to the audit committee by both management and the independent auditors regarding any significant judgments made in management's preparation of the financial statements and the view of each as to the appropriateness of such judgments.



   12. Following completion of the annual audit, review separately with both management and the independent auditors any significant difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information.



   13. Review any significant disagreement among management and the independent auditors in connection with the preparation of the financial statements.



   14. Review with the independent auditors and management the extent to which changes or improvements in financial or accounting practices, as approved by the audit committee, have been implemented. (This review should be conducted at an appropriate time subsequent to implementation of changes or improvements, as decided by the committee.)


Ethical and Legal Compliance

   15. Establish, review and update periodically a code of ethical conduct and oversee management's enforcement of this code.

   16. Review management's monitoring of the Corporation's compliance with its ethical code, and oversee management's administration of its review system to ensure that the Corporation's financial statements, reports and other financial information disseminated to governmental organizations and the public satisfy legal requirements.


   17. Review the activities, organizational structure and qualifications of the finance department.


   18. Review, with the Corporation's counsel, legal compliance matters, including corporate securities trading policies.

   19. Review, with the Corporation's counsel, any legal matter that could have a significant impact on the Corporation's financial statements.

   20. Perform any other activities consistent with this charter, the Corporation's bylaws and governing laws, as the committee or the board deems necessary or appropriate.

                                     PROXY

                               SNOWBALL.COM, INC.
                  Annual Meeting of Stockholders - May 9, 2002

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned hereby appoints Mark A. Jung and James R. Tolonen, and each of them, as proxies of the undersigned, with full power to appoint substitutes, and hereby authorizes each of them to represent and to vote all the shares of stock of Snowball.com, Inc. which the undersigned is entitled to vote, as specified on the reverse side of this card at the Annual Meeting of Stockholders of Snowball.com, Inc. to be held on May 9, 2002 at 9:00 a.m. P.T., at the Marriott Oyster Point Courtyard, 1300 Veterans Boulevard, South San Francisco, California and at any adjournment or postponement thereof.

       WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES TO WHICH THIS PROXY RELATES WILL BE VOTED AS SPECIFIED AND, IF NO SPECIFICATION IS MADE, WILL BE VOTED FOR ALL NOMINEES FOR DIRECTORS IN PROPOSAL 1 AND FOR PROPOSALS 2, 3, 4 AND 5, AND THIS PROXY AUTHORIZES THE ABOVE DESIGNATED PROXIES TO VOTE IN THEIR DISCRETION ON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENTS OR POSTPONEMENTS THEREOF TO THE EXTENT AUTHORIZED BY RULE 14A-4(C) PROMULGATED UNDER THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

---------------------------                                                   --------------------------
       SEE REVERSE            (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)           SEE REVERSE
           SIDE                                                                          SIDE
---------------------------                                                   --------------------------

                              FOLD AND DETACH HERE

   The Board of Directors recommends a vote "FOR" Proposals 1, 2, 3, 4 and 5.

                                                                Please mark
                                                                your votes [ X ]
                                                                as in this
                                                                example.





1.  Election of Directors
    Nominees:  James R. Tolonen and Robert H. Reid
               -----------------------------------

   [ ]  FOR  ALL     [ ] WITHHELD FROM ALL
        NOMINEES         NOMINEES

 ____________________________________________________________________________
(Instruction: to withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)


                                                FOR       AGAINST    ABSTAIN

 2. To approve the amendment of                 [ ]         [ ]       [ ]
    Snowball's certificate of
    incorporation to change
    Snowball's name to "IGN
    Entertainment, Inc."

 3. To ratify the selection of                  [ ]         [ ]       [ ]
    Ernst & Young LLP as Snowball's
    independent auditors for the
    fiscal year ending December
    31, 2002.

 4. To approve the amendment of Snowball's      [ ]         [ ]       [ ]
    2000 Employee Stock Purchase Plan.

 5. To ratify the non-plan options granted      [ ]         [ ]       [ ]
    to Mark Jung and James Tolonen.

 6. To transact such other business as may
    properly come before the meeting and
    any adjournment or postponement thereof.    [ ]         [ ]       [ ]

Please mark any address change on the label to the left.

Please sign exactly as your name(s) appear(s) on this proxy. If shares of stock stand of record in the names of two or more persons or in the name of husband and wife, whether as joint tenants or otherwise, both or all of such persons should sign this proxy. If shares of stock are held of record by a corporation, this proxy should be executed by the president or vice president and the secretary or assistant secretary. Executors, administrators or other fiduciaries who execute this proxy for a deceased stockholder should give their full title. Please date this proxy.

Signature: ________________________   Date: _____________________________, 2002

                 FOLD AND DETACH HERE AND READ THE REVERSE SIDE


                     Vote by Internet or Telephone or Mail
                         24 Hours a Day, 7 Days a Week

Your telephone or Internet vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.


------------------------------------       ---------------------------------------          ----------------------------------
         Internet                                       Telephone                                           Mail
http://www.eproxy.com/snow                           1-800-635-6710

Use the Internet to vote your                Use any touch-tone telephone to                        Mark, sign and date
proxy. Have your proxy card in               vote your proxy. Have your proxy                         your proxy card
hand when you access the web site.    OR     card in hand when you call. You will     OR                    and
You will be prompted to enter your           be prompted to enter your control                       return it in the
control number, located in the box           number, located in the box below,                     enclosed postage-paid
below, to create and submit an               and then follow the directions given.                        envelope.
electronic ballot.
------------------------------------       ---------------------------------------          ----------------------------------


              If you vote your proxy by Internet or by telephone,
                 you do NOT need to mail back your proxy card.